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                                  EXHIBIT 99.2

                                 REVOCABLE PROXY

                               CNB HOLDINGS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints H.N. Padget, Jr. and Steven G. Deaton as Proxies, each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all of the shares of common stock of CNB Holdings, Inc. ("CNB"), held of record by the undersigned on _____________, 2003, at the special meeting of CNB shareholders to be held at ____ __.m., local time, on ____________, 2004, at
____________________________, Georgia.

         1. PROPOSAL TO: Approve the Agreement and Plan of Merger, dated as of September 24, 2003 (the "Merger Agreement"), by and between CNB and First Capital Bancorp, Inc. ("First Capital") and CNB pursuant to which, among other matters, (a) First Capital will merge with and into CNB; and (b) shares of First Capital common stock will be converted into the right to receive shares of CNB common stock as more particularly described in that certain joint proxy statement/prospectus dated December ___, 2003.

                  FOR               AGAINST           ABSTAIN

         2. In their discretion, to vote upon such other business as may properly come before the special meeting including, among other matters, a motion to adjourn or postpone the CNB special meeting to another time for the purpose of soliciting additional proxies or otherwise. However, no proxy with instructions to vote against the Merger Agreement will be voted in favor of any adjournment or postponement of the special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 ABOVE.

Please sign exactly as the name appears below. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

If shares are held by a corporation, an authorized corporate officer should sign in full corporate name. If shares are held by a partnership, an authorized person should sign in partnership name.

         DATED:______________________________, _____


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         Signature

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                    Signature if held jointly